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                                                                 EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Consolidated Financial and Operating Data" and "Experts" and to the use of our report dated November 12, 1998 (except for Note 5, as to which the date is December 30, 1998 and for the last two paragraphs of Note 8, as to which the date is October 15, 1999) in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-84297) and related Prospectus of Charlotte Russe Holding, Inc. for the registration of 2,900,000 shares of its common stock.

                                       ERNST & YOUNG LLP

San Diego, California
October 15, 1999